As filed with the Securities and Exchange Commission on August 18, 2020

Registration No. ______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Aqua Metals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1169572
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Peru Dr. McCarran, Nevada	89437
(Address of Principal Executive Offices)	(Zip Code)

2019 Stock Incentive Plan

(Full title of the plan)

Stephen Cotton
Chief Executive Officer
2500 Peru Dr.
McCarran, Nevada 89437
(Name and address of agent for service)

(775) 525-1936

(Telephone number, including area code, of agent for service)

Copy to:

Daniel K. Donahue

Greenberg Traurig, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92612

(949) 732-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.[X]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock	7,000,000 shares	(2)	$1.01	(3)	$7,070,000	(3)	$917.69

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and sold as a result of anti-dilution provisions described in the above-referenced plan.
(2)	Represents shares of Registrant’s common stock that were added to its 2019 Stock Incentive Plan on May 19, 2020.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Aqua Metals, Inc (the “Company”) for the purpose of registering an additional 7,000,000 shares of the Company’s Common Stock that became reserved for issuance as a result of stockholder approval on May 19, 2020. These additional shares of the Company’s Common Stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on June 14, 2019 (File No. 333-232148). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of such prior Registration Statement.

Part II

INFORMATION REQUIRED

IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed on March 11, 2020, including portions of the Company’s Proxy Statement on Schedule 14A, filed on April 16, 2020, to the extent incorporated by reference into such Annual Report on Form 10-K;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which was filed on April 30, 2020;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which was filed on August 4, 2020;

(d)	The Company’s Current Reports on Form 8-K filed on January 22, 2020, March 30, 2020, April 14, 2020, April 20, 2020, May 20, 2020, June 5, 2020 and July 1, 2020 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K unless otherwise indicated therein);

(e)	The description of the Company’s common stock in its Form 8-A12B, which was filed on July 24, 2015, and any amendments or reports filed for the purpose of updating this description; and

(f)	All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

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Item 8.	Exhibits.

Exhibit No.	Description	Method of Filing

3.1	First Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on June 9, 2015.
3.2	Second Amended and Restated Bylaws of the Registrant	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on September 27, 2018.
3.3	Certificate of Amendment to First Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on June 25, 2015.
3.4	Certificate of Amendment to First Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed on May 9, 2019.
4.1	Specimen Certificate representing shares of common stock of Registrant	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on July 20, 2015.
5.1	Opinion and Consent of Greenberg Traurig, LLP	Filed electronically herewith.

23.1	Consent of Armanino LLP	Filed electronically herewith.

23.4	Consent of Greenberg Traurig, LLP	Included in Exhibit 5.1.

24.1	Power of Attorney	Included on the signature page to this registration statement.

99.1	Aqua Metals, Inc. 2019 Stock Incentive Plan	Incorporated by reference from the Company’s Definitive Proxy Statement filed on April 16, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McCarran, Nevada on August 18, 2020.

AQUA METALS, INC.

By:	/s/ Stephen Cotton
Stephen Cotton
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen Cotton and Judd Merrill, and each of them, as such person’s true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 18, 2020 by the following persons in the capacities indicated.

Signature	Title

/s/ Stephen Cotton
Stephen Cotton	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Judd Merrill
Judd Merrill	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ S. Shariq Yosufzai
Vincent L. Divito	Chairman of the Board

/s/ Vincent L. DiVito
Vincent L. DiVito	Director

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INDEX TO EXHIBITS

No.	Item	Method of Filing

3.1	First Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on June 9, 2015.
3.2	Second Amended and Restated Bylaws of the Registrant	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on September 27, 2018.
3.3	Certificate of Amendment to First Amended and Restated Certificate of Incorporation of the Registrant	Registration Statement on Form S-1 filed on June 25, 2015.
3.4	Certificate of Amendment to First Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed on May 9, 2019.
4.1	Specimen Certificate representing shares of common stock of Registrant	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on July 20, 2015.
5.1	Opinion and Consent of Greenberg Traurig, LLP	Filed electronically herewith.
23.1	Consent of Armanino LLP	Filed electronically herewith.
23.4	Consent of Greenberg Traurig, LLP	Included in Exhibit 5.1.
24.1	Power of Attorney	Included on the signature page to this registration statement.
99.1	Aqua Metals, Inc. 2019 Stock Incentive Plan	Incorporated by reference from the Company’s Definitive Proxy Statement filed on April 16, 2020.